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PRICING SUPPLEMENT NO. 2 DATED JULY 1, 2002                                    REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED MAY 16, 2002                                       FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED APRIL 29, 2002)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     55MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       July 1, 2002             Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        July 1, 2004             Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                2.03

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         October 1st 2002
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    The 1st of each
                                                                                                    October, January,
                                                                                                    April, July.
Spread to Index:                      +17 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      1st of each October,     renewable, dual currency,
                                      January, April, July     amortizing, or OID, if applicable:
                                      and maturity. Subject
                                      to the modified
                                      following business
                                      convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.
                                                               CUSIP:                                   22541FCV6

First Interest Payment Date:          October 1st 2002

Settlement:                           DTC #355

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                                             CREDIT SUISSE FIRST BOSTON
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